Exhibit 13.(a)

CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Pioneer Corporation, a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:

1.	The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kaneo Ito

Name: Title: Date:	Kaneo Ito Chief Executive Officer August 6, 2004

By:	/s/ Akira Niijima

Name: Title: Date:	Akira Niijima Chief Financial Officer August 6, 2004

(A signed original of this written statement required by Section 906 has been provided to Pioneer Corporation and will be retained by Pioneer Corporation and furnished to the Securities and Exchange Commission or its staff upon request.)